 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2004, United Bancshares, Inc. issued a press release announcing that the Company's Chief Executive Officer and the Board of Directors of the Company reached an agreement, which will result in the Chief Executive Officer retiring from all executive management positions and resigning from all board positions, effective December 1, 2004.  A copy of the press release is attached to this report as Exhibit 99.1.  A copy of the agreement is attached to this report as Exhibit 99.2.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On November 22, 2004, United Bancshares, Inc. issued a press release announcing that the Company's Chief Executive Officer and the Board of Directors of the Company reached an agreement, which will result in the Chief Executive Officer retiring from all executive management positions and resigning from all board positions, effective December 1, 2004.  The Board of Directors of the Company appointed Brian D. Young, the Company's current Chief Financial Officer, to serve as the Company's Interim President and Chief Executive Officer.  A copy of the press release is attached to this report as Exhibit 99.1.  A copy of the agreement is attached to this report as Exhibit 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated November 22, 2004
99.2	Severance Agreement and General Release

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: November 22, 2004	By: /s/ BRIAN D. YOUNG
Brian D. Young CFO

Exhibit 99.1

On November 22, 2004, United Bancshares, Inc. issued the following press release:

United Bancshares, Inc. (Nasdaq: UBOH – news) On November 17, 2004, the Company's Chief Executive Officer and the Board of Directors of the Company reached an agreement, which will result in the Chief Executive Officer retiring from all executive management positions and resigning from all board  positions.  President and CEO E. Eugene Lehman announced his retirement after 16 years of service with the Company. The move, effective December 1, 2004, comes following a career, which saw the Company grow from approximately $44 million in assets and 30 employees to its current size of about $540 million and 160 employees.

James N. Reynolds, Chairman of United Bancshares said, “Gene Lehman has been an integral part of the Union Bank and Company for many years. Gene has a remarkable talent for resolving issues by bringing together differing perspectives. This ‘comprehensive view’ has served the Company very well during his time with us.”

Lehman commented, “I have thoroughly enjoyed leading an outstanding community bank which has consistently sought to serve the customers and communities where our offices are located.  Together we have maintained an exemplary record of safety and prudence in meeting the financial needs of our communities and our shareholders, while being actively involved in the communities we serve. I am very pleased and proud to have been a part of this.  I look forward to pursuing new opportunities, however, I will miss the customers, the employees, the shareholders, and the challenges of growing a bank that is committed to the future. To insure the continuance of Union Bank's 100-year-old tradition I have agreed to remain involved in assisting the Company in facilitating the management transition.”

The Company’s Board of Directors has commenced the search for a permanent President and CEO.  The Company’s Board reaffirmed its confidence in the ability of the current executive officers to manage the Company during the search for a new leader.  During the transitional period, Brian D. Young, the Company’s current Chief Financial Officer, will serve as the Company’s Interim President and Chief Executive Officer.  David A. Anderson, currently the Senior Loan Officer, will serve as the Interim President and Chief Executive Officer of The Union Bank Company, the Company’s wholly-owned subsidiary.

United Bancshares, Inc. is a locally-owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville. The Company’s stock, which is quoted on the NASDAQ National Market System under the symbol UBOH, most recently closed at $15.29 per share.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2003 Form 10-K.

Exhibit 99.2

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (“General Release”) is made and entered into by and between E. Eugene Lehman (“LEHMAN”) and United Bancshares, Inc. and its wholly-owned subsidiaries (collectively, the “COMPANY”) as of November 17, 2004.

In consideration of the mutual promises contained herein, LEHMAN and the COMPANY agree as follows:

1.

As used in this General Release, these words shall have the following meanings:

a.

RELEASEES means United Bancshares, Inc. and former and current owners, shareholders, partners, sponsors, members, predecessors, officials, officers, representatives, agents, directors, trustees, fiduciaries, employees, subsidiaries, affiliates, and divisions and all other related entities of the COMPANY and their respective heirs, successors, and assigns and all other persons and entities acting by, through, under, or in concert with any of them.

b.

CLAIM(S) means any and all charges, complaints, claims, liabilities, obligations, promises, agreements, grievances, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney’s fees actually incurred).

c.

PARTY or PARTIES means LEHMAN or RELEASEES individually or both LEHMAN and RELEASEES, collectively.

2.

LEHMAN agrees that beginning December 1, 2004 and until either PARTY terminates (the “Transition Period”) he will exercise his best efforts and he will make himself available on a full-time basis if requested by the COMPANY.  For services performed during the Transition Period, the COMPANY shall pay LEHMAN a salary of $1040.00 per month, less appropriate withholding and legal deductions.  The COMPANY agrees to maintain LEHMAN'S current health and medical insurance up through the end of the month in which his employee status is terminated by either PARTY.  Thereafter, the COMPANY will extend rights to LEHMAN pursuant to the Comprehensive Omnibus Reconciliation Act of 1986, as amended, 29 U.S.C. Sections 1161-1168 ("COBRA") for a period of eighteen (18) months.  If LEHMAN elects coverage pursuant to COBRA, the coverage shall be at LEHMAN'S sole cost and expense.

3.

Subject to RELEASEES' rights set forth in paragraph 8, upon regulatory approval if applicable, and seven (7) days following execution of this General Release,  RELEASEES shall provide LEHMAN severance, in one lump sum payment, in the total amount of $603,877, less appropriate withholding taxes and applicable legal deductions ("Severance Amount").

LEHMAN acknowledges that the above-referenced payment is something of value to which he would not be entitled except for RELEASEES' agreement herein.  LEHMAN further agrees that the payment constitutes full, final and complete satisfaction of any and all CLAIMS by LEHMAN against any or all of the RELEASEES.

4a.

In exchange for his receipt of the above-referenced payment, and as a material inducement for RELEASEES to enter into this General Release, LEHMAN agrees not to sue and/or be a party to any proceeding of any kind or nature against RELEASEES for the CLAIMS described in this Paragraph 4a.  He also irrevocably and unconditionally releases and forever discharges the RELEASEES from each and every CLAIM of any nature whatsoever, known or unknown, including but not limited to, those arising out of or relating to his employment with the COMPANY or his separation there from, under any federal, state or local law and the common law, including but not limited to Whistleblower CLAIMS, breach of oral or written contract CLAIMS, or CLAIMS arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  LEHMAN does not waive or release any future CLAIMS that arise solely and completely after LEHMAN executes this General Release.  LEHMAN also agrees that he has not assigned or transferred any CLAIMS to another person or entity.

Notwithstanding the foregoing, LEHMAN shall be entitled to any applicable vested benefits to which he would otherwise be entitled under any applicable retirement plan(s).

4b.

In exchange for its receipt of LEHMAN’s resignation and as a material inducement for LEHMAN to enter into this General Release, and in addition to any other obligations as set forth herein, and assuming the accuracy of LEHMAN’s representation and warranty as set forth in Paragraph 5 herein, RELEASEES agree not to sue and/or be a party to any proceeding of any kind or nature against LEHMAN for the CLAIMS described in this Paragraph 4b.  Assuming the accuracy of LEHMAN's representation and warranty as set forth in Paragraph 5 herein, COMPANY also irrevocably and unconditionally releases and forever discharges LEHMAN from each and every CLAIM of any nature whatsoever, known or unknown, including but not limited to LEHMAN's service to the COMPANY as an officer, director and/or shareholder thereof and/or any actions or inactions by LEHMAN in his capacity as an officer, director and/or shareholder of the COMPANY.

5.

Solely with respect to Paragraph 4b of this Agreement only and for no other purpose, LEHMAN hereby represents and warrants that, in connection with his service as an officer, director and/or shareholder of the COMPANY, LEHMAN has not engaged in any material violation of law and has not engaged in gross negligence or willful misconduct with respect to the operation of the COMPANY’s business.

6.

Each PARTY represents that it does not claim an interest in, has not made any CLAIMS, nor has filed any complaints or charges against the other PARTY with any local, state, or federal department, agency or court.  Each PARTY also waives the right to recover any damages or other relief in any CLAIM or suit brought by or through any local, state, or federal department, agency, or court.

7.

Each PARTY also acknowledges and agrees that neither this General Release nor any actions or statements taken hereunder constitute nor are they to be construed as an acknowledgment, evidence, or admission of any liability or violation of any law or statute, the common law, or any agreement which exists or which allegedly may exist by and among the PARTIES.  The PARTIES specifically deny and disclaim any liability and by entering into this General Release intend merely to resolve any differences in an amicable way.

8.

Exclusively as this General Release pertains to LEHMAN’S release of CLAIMS under the Age Discrimination in Employment Act (“ADEA”), LEHMAN, pursuant to and in compliance with the Older Workers Benefit Protection Act: (i) is advised to consult with an attorney prior to executing this General Release; (ii) is afforded a period of at least twenty-one (21) calendar days to consider this General Release; and (iii) may revoke this General Release during the seven (7) calendar days following its execution.  To the extent LEHMAN executes this General Release prior to the expiration of the twenty-one (21) calendar day period specified in (ii) above, LEHMAN acknowledges and agrees that he was afforded the opportunity to have a period of at least twenty-one (21) calendar days to consider it before executing it and that his execution of this General Release prior to the expiration of said period was his free and voluntary act.  LEHMAN also agrees that this General Release is written in a manner that enables him to fully understand its content and meaning.

This General Release as it pertains to a release of CLAIMS under the ADEA shall become effective and enforceable seven (7) calendar days after its execution.  All other provisions of this General Release or parts thereof shall become effective and enforceable upon execution; provided, however, that if he revokes this General Release as provided in (iii) above, the COMPANY may revoke this General Release in its entirety during the seven (7) calendar day period following his revocation.  Written notice of any revocation must be delivered to the COMPANY on or before the effective date of revocation.

9.

LEHMAN agrees and covenants that, for the twelve (12) month period following his retirement, specifically from December 1, 2004 through November 30, 2005, he will not directly or indirectly act as or accept a position as an employee, officer or independent contractor to manage or operate any financial institution within 25 miles of the COMPANY's current headquarters in Columbus Grove, Ohio.  LEHMAN is specifically not prohibited under this Paragraph 9 from acting as a consultant to or sitting on the board of directors of any financial institution.

10.

LEHMAN also agrees and covenants that, for the twelve (12) month period following his retirement, specifically from December 1, 2004, through November 30, 2005, he will not knowingly, directly or indirectly, initiate contact to attempt to induce or persuade any employee, agent or customer of the COMPANY to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other financial institution in competition with the COMPANY.

11.

Each PARTY agrees that it shall not make any disparaging, negative, false or derogatory statements or other communications, written or oral, about the other PARTY.

12.

LEHMAN agrees he is fully able and competent to enter into this General Release, that he has read this General Release in its entirety, that he had an opportunity to review it with an attorney, and that his agreement to all of its provisions is made freely, voluntarily, and with full knowledge and understanding of its contents.  COMPANY is duly authorized to enter into this Agreement.  Further, each PARTY represents and acknowledges that in executing this General Release, it does not rely and has not relied upon any representation or statement made by the other PARTY with regard to the subject matter, basis, or effect of this General Release or otherwise, other than the obligations of the PARTIES set forth in this General Release.

13.

This General Release sets forth the entire agreement between the PARTIES hereto and fully supersedes any and all prior agreements or understandings, whether oral or written, between them.  It also shall be interpreted, enforced, and governed by the laws of the State of Ohio.  If, for any reason, any part(s) or language within any part(s) of this General Release shall be deemed invalid or unenforceable, all remaining parts shall remain binding and in full force and effect.

E. EUGENE LEHMAN: /s/ E. Eugene Lehman Date: November 17, 2004 Witness: /s/Bonita Selhorst	UNITED BANCSHARES, INC.: By: /s/ James Reynolds Title: Chairman Date: November 17, 2004 Witness: /s/Bonita Selhorst